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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2000 relating to the financial statements of The MONY Group Inc., which appear in The MONY Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.




PricewaterhouseCoopers LLP


New York, New York
April 12, 2000